Schedule 14A Information

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934 (Amendment No. _)

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LEGG MASON ETF INVESTMENT TRUST

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EQ Fund Solutions	Exchange-Traded Fund Proxy Fact Sheet For:
Western Asset Total Return ETF
Special Meeting Important Dates		Location of Special Meeting
Record Date	SEPTEMBER 12, 2024	TO BE CONDUCTED EXCLUSIVELY ONLINE VIA LIVE WEBCAST SEE PAGES 6-7
Mail Date	OCTOBER 22, 2024
Meeting Date	DECEMBER 13, 2024 @ 11:00 AM (EASTERN TIME)
Additional Information		Contact Information
Ticker	WBND	Inbound Line	1-800-814-8954
CUSIP	52468L810	Website	https://www.franklintempleton.com/

Note: Capitalized terms used herein and not defined herein are used with the meanings given them in the Western Asset Total Return ETF Prospectus/Proxy Statement.

What are Shareholders being asked to vote on?

1.	To approve the Agreement and Plan of Reorganization providing for the reorganization of Western Asset Total Return ETF, a series of Legg Mason ETF Investment Trust, with and into Western Asset Bond ETF, a series of Franklin Templeton ETF Trust;

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – “FOR”

Western Asset Total Return ETF	To be reorganized into →	Western Asset Bond ETF
a series of Legg Mason ETF Investment Trust		a series of Franklin Templeton ETF Trust
(each, a “Fund” and together, the “Funds”)

PROPOSAL 1: To approve the Agreement and Plan of Reorganization providing for the reorganization of Western Asset Total Return ETF, a series of Legg Mason ETF Investment Trust, with and into Western Asset Bond ETF, a series of Franklin Templeton ETF Trust.

What are shareholders being asked to approve?

Shareholders of the Western Asset Total Return ETF will be asked to approve or disapprove an Agreement and Plan of Reorganization.

If the shareholders of the Western Asset Total Return ETF vote to approve the Agreement and Plan of Reorganization, substantially all of the assets (net of any liabilities) of the Western Asset Total Return ETF will be acquired by Franklin Templeton ETF Trust, on behalf of the Western Asset Bond ETF, in exchange solely for shares of the Western Asset Bond ETF and cash (in lieu of fractional shares, if any).

This proposed transaction is referred to in the Prospectus/Proxy Statement as the “Reorganization.”

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What is an exchange-traded fund (“ETF”)?

An ETF is a pooled investment vehicle with shares that can be bought or sold throughout the day on stock exchanges at market prices. ETFs do not sell shares directly to or redeem shares directly from investors. Rather, only financial institutions known as authorized participants are permitted to purchase and redeem shares directly from the ETF.

What are the reasons for the Reorganization?

Recently, Fund management undertook an analysis of its ETFs as part of an ongoing review of the Franklin Templeton ETF product line and concluded that the Western Asset Total Return ETF, after almost six years of operation, had not generated investor interest, had not achieved scale and had underperformed its peers.

Fund management recommended the Reorganization to the Board of Trustees of the Legg Mason ETF Investment Trust because both Funds have an identical investment objective of maximizing total return consistent with prudent investment management and liquidity needs, generally similar principal investment strategies and principal investment risks and a similar portfolio composition.

Combining both Funds would create a larger fund by which fixed expenses could be spread over a larger asset base and potentially create economies of scale. The management of the Western Asset Total Return ETF believed that the Reorganization was preferable to a liquidation of the Western Asset Total Return ETF because a liquidation, unlike a reorganization, would result in a taxable event for those Western Asset Total Return ETF shareholders who do not hold their shares in a tax-advantaged account.

How will the Reorganization affect a shareholder’s investment account?

If the Reorganization is completed, a shareholder of the Western Asset Total Return ETF will cease to be a shareholder of the Western Asset Total Return ETF and will become a shareholder of the Western Asset Bond ETF.

Upon completion of the Reorganization, shareholders of the Western Asset Total Return ETF will own shares of the Western Asset Bond ETF having an aggregate net asset value (“NAV”) equal to the aggregate NAV of their shares of the Western Asset Total Return ETF that were owned when the Reorganization happened, and cash (in lieu of fractional shares, if any).

Are the investment objectives, strategies and risks of the Western Asset Bond ETF similar to the investment objectives, strategies and risks of the Western Asset Total Return ETF?

The Western Asset Bond ETF and the Western Asset Total Return ETF have identical investment objectives and similar principal investment strategies and risks.

Both Funds invest primarily in the same types of securities, such as debt and fixed-income securities, among others. In addition, the Funds utilize an identical investment and portfolio selection process.

Will the fees and expenses of the Western Asset Bond ETF be lower than the fees and expenses of the Western Asset Total Return ETF?

Yes. The Western Asset Bond ETF has a lower operating expense ratio and contractual unitary management fee rate than the Western Asset Total Return ETF.

for additional information on fees and expenses, see pages 5-6 of fact sheet

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Who manages the Funds?

investment managers

●	Franklin Templeton Fund Adviser, LLC (formerly known as Legg Mason Partners Fund Advisor, LLC prior to November 30, 2023) serves as investment manager of the Western Asset Total Return ETF.

●	Franklin Advisers, Inc. serves as investment manager of the Western Asset Bond ETF.

subadvisor

Western Asset Management Company, LLC provides the day-today portfolio management of each Fund as subadvisor.

sub-subadvisors

●	Western Asset Management Company Limited,

●	Western Asset Management Company Pte. Ltd. and

●	Western Asset Management Company Ltd serve as sub-subadvisors to the Funds.

[NOTE TO CSRs: LLC - limited liability company; Ltd - limited company; Pte. Ltd. - private limited company]

How do the performance records of the Funds compare?

As of September 30, 2024, the average annual total return figures for market price returns and at NAV for the Western Asset Total Return ETF and for the Western Asset Bond ETF are as follows:

market price returns

	1 Year	3 Year	5 Year	Since Inception
● Western Asset Total Return ETF	12.26%	-5.04%	-1.28%	1.01%[1]
● Western Asset Bond ETF	13.11%	not applicable	not applicable	10.77%[2]

nav returns

	1 Year	3 Year	5 Year	Since Inception
● Western Asset Total Return ETF	12.61%	-5.00%	-1.23%	1.02%[1]
● Western Asset Bond ETF	13.31%	not applicable	not applicable	10.93%[2]

As of September 30, 2024, the comparison figures to the benchmark index - Bloomberg U.S. Aggregate Index - for the Western Asset Total Return ETF and for the Western Asset Bond ETF are as follows:

bloomberg u.s. aggregate index

	1 Year	3 Year	5 Year	Since Inception
● Western Asset Total Return ETF	11.57%	-1.39%	0.33%	2.02%[1]
● Western Asset Bond ETF	11.57%	-1.39%	0.33%	9.76%[2]

The Funds’ past performance is not necessarily an indication of how the Funds will perform in the future.

[1]	Since inception October 3, 2018.

[2]	Since inception September 19, 2023.

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Will the shares of the Western Asset Bond ETF trade on the same exchange as the shares of the Western Asset Total Return ETF?

Each Fund is an open-end management investment company operating as an actively-managed ETF listed for trading on the secondary market on NASDAQ.

What are the federal income tax consequences of the Reorganization?

The Reorganization is intended to qualify as a tax-free reorganization for federal income tax purposes, and the delivery of a legal opinion to that effect is a condition of closing the Reorganization, although there can be no assurance that the U.S. Internal Revenue Service will adopt a similar position.

This means that, subject to limited exceptions described in the “FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION” section of the Prospectus/Proxy Statement, the shareholders of the Western Asset Total Return ETF will recognize no income, gain or loss for federal income tax purposes upon the exchange of all of their shares of the Western Asset Total Return ETF for shares of the Western Asset Bond ETF, except for any gain or loss that may result from the receipt of cash in lieu of fractional shares.

Shareholders should consult their tax advisers about state and local tax consequences of the Reorganization, if any, because the information about tax consequences in the Prospectus/Proxy Statement relates only to the federal income tax consequences of the Reorganization.

How do the purchase procedures, redemption procedures, and exchange rights of the Funds compare?

Each Fund is an actively-managed ETF. Individual shares of the Funds are listed on a national securities exchange (NASDAQ) and are redeemable only in aggregated blocks of shares or multiples thereof (“Creation Units”) by certain large institutional investors known as “Authorized Participants” who have entered into agreements with the Funds’ distributor.

Individual shares of the Funds may only be purchased and sold in the secondary market through a broker-dealer at market prices. The procedures for the purchase and sale of each Fund’s shares are identical, and are described in the sections titled “Purchase and Sale of Fund Shares” and “Creations and Redemptions” in the Prospectus of the Western Asset Bond ETF. As an ETF, neither Fund provides for the exchange of shares.

What is the anticipated timing of the Reorganization?

The Meeting, which will be conducted exclusively online via live webcast, is scheduled to occur on December 13, 2024 at 11:00 a.m., Eastern time.

If the necessary approval is obtained and all other closing conditions of the Reorganization under the Agreement and Plan of Reorganization are satisfied or waived, the Reorganization is currently expected to be completed on or about January 10, 2025.

What happens if the Reorganization is not approved?

If the Reorganization is not approved by the shareholders of the Western Asset Total Return ETF or does not close for any reason, such shareholders will remain shareholders of the Western Asset Total Return ETF, and the Western Asset Total Return ETF will continue to operate. The Board of Trustees of Legg Mason ETF Investment Trust then will consider such other actions as it deems necessary or appropriate for the Western Asset Total Return ETF.

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Who will pay the costs in connection with the Reorganization?

The estimated cost of the Reorganization is expected to be allocated 75% to Fund management and 25% to the Western Asset Total Return ETF whether or not the Reorganization is consummated.

Most of the estimated cost relates to the preparation, printing and mailing of the Prospectus/Proxy Statement and a supplement to the prospectuses of the Western Asset Total Return ETF, proxy solicitation of the Western Asset Total Return ETF’s shareholders and holding the Meeting, and related legal and accounting fees.

Each Fund would also bear a portion of the portfolio transaction costs related to the Reorganization.

The allocation of the cost of the Reorganization was based on Fund management’s belief that incurring a portion of the costs by each Fund is appropriate because the Reorganization will be beneficial to each Fund and its shareholders (for example, in the case of the Western Asset Total Return ETF, a lower annual operating expense ratio and a lower investment management fee rate).

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1

ADDITIONAL INFORMATION ON FEES AND EXPENSES

Will the fees and expenses of the Western Asset Bond ETF be lower than the fees and expenses of the Western Asset Total Return ETF?

Both the Western Asset Bond ETF and the Western Asset Total Return ETF have an all-in fee or a unitary management fee structure.

●	The contractual unitary management fee rate of the Western Asset Bond ETF (0.35%) is lower than the contractual unitary management fee rate of the Western Asset Total Return ETF both before fee waivers and expense reimbursement (0.49%) and after fee waivers and expense reimbursement (0.45%).

○	Pursuant to the Western Asset Bond ETF’s investment management agreement, the Western Asset Bond ETF pays Franklin Advisers, Inc. a unitary management fee for managing the assets of the Western Asset Bond ETF and Franklin Advisers, Inc. pays Western Asset Management Company, LLC for its services.

○	Franklin Advisers, Inc. reimburses the Western Asset Bond ETF for all acquired fund fees and expenses, such as those associated the Western Asset Bond ETF’s investment in a Franklin Templeton money fund and, with certain exceptions, pays all of the ordinary operating expenses of the Western Asset Bond ETF.

○	Similarly, pursuant to the investment management agreement of the Western Asset Total Return ETF, the Western Asset Total Return ETF pays Franklin Templeton Fund Adviser, LLC a unitary management fee for all investment management, supervisory, administrative and other services reasonably necessary for the operation of the Western Asset Total Return ETF, including certain distribution services (provided pursuant to a separate distribution agreement) and investment advisory services (provided pursuant to separate subadvisory agreements).

●	The unitary management fee for both Funds excludes certain expenses, and as a result, both Funds are responsible for paying the following expenses pursuant to their respective investment management agreements: (1) taxes, (2) brokerage expenses, (3) interest expenses, (4) 12b-1 fees (if any), (5) extraordinary expenses, (6) litigation expenses, and (7) the management fee. The Western Asset Total Return ETF, but not the Western Asset Bond ETF, is also responsible for paying acquired fund fees and expenses.

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VOTING METHODS

PHONE:	To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

INFORMATION ABOUT PARTICIPATING IN THE MEETING

The Meeting will be conducted exclusively online via live webcast. The Meeting will begin promptly at 11:00 a.m., Eastern time. The Funds encourage you to access the Meeting a few minutes prior to the start time leaving ample time for the check-in.

For technical assistance in accessing the Meeting, shareholders can email attendameeting@equiniti.com. During the Meeting, instructions will be provided for shareholders in attendance to submit comments and questions.

registered holders

●	Shareholders as of the Record Date (September 12, 2024) can contact the host of the Meeting webcast by calling 1-800-814-8954.

●	For technical assistance in accessing the Meeting, shareholders can email attendameeting@equiniti.com.

●	In each case, the request should be received no later than December 12, 2024 at 2:00 p.m., Eastern time.

beneficial holders

If you hold shares of the Western Asset Total Return ETF through an intermediary (such as a bank, broker or other custodian) as of the Record Date, you must first register in advance to access your individual control number in order to attend the Meeting.

●	To register and receive your individual control number, you must email proof of your proxy power (“Legal Proxy”) from your intermediary indicating that you are the beneficial owner of the shares in the Western Asset Total Return ETF on the Record Date and authorizing you to vote (you may forward the email from your intermediary or attach an image of your Legal Proxy), along with your name and email address, to the Solicitor at attendameeting@equiniti.com with “Legal Proxy” included in the subject line.

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●	The email must also state whether before the Meeting you authorized a proxy to vote for you and, if so, how you instructed such proxy to vote. The Solicitor will then email you the instructions to register for the Meeting.

●	After you register, you will receive a confirmation of your registration and an individual control number by email from the Solicitor. The Solicitor also will email your Meeting credentials for participation in the Meeting and instructions for voting during the Meeting.

Proxy Materials Are Available Online At: https://vote.proxyonline.com/Franklin/docs

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